SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CUNO INC

          GAMCO INVESTORS, INC.
                                 1/18/00            3,000            20.1250
                                 1/14/00            7,400            20.1993
                                 1/12/00            3,000            19.7500
                                 1/12/00            1,000            19.9375
                                 1/12/00            7,200            19.8273
                                 1/12/00            1,000            20.0000
                                 1/11/00           55,000            19.8013
                                 1/10/00           22,000            19.9139
                                 1/07/00            2,000            20.0000
                                 1/07/00           10,000            19.9688
                                 1/07/00            1,000            19.9375
                                 1/07/00           40,000            19.9297
                                 1/07/00            8,000            19.9375
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/10/00            3,000            20.0000



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.